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                                                                    EXHIBIT 4.2


                            1987 STOCK OPTION PLAN
                                       of
                        COMMODORE RESOURCES CORPORATION


1. Purpose of the Plan


     The purpose of the Plan is to promote the growth and general prosperity of Commodore Resources Corporation (the "Company") by permitting the Company to attract and retain personnel of exceptional ability by providing such key employees an opportunity for investment in the Company through stock options.


2. Definition


     Unless otherwise required by the context, the following terms when used in the Plan shall have the meaning set forth in this Paragraph 2:


     (a) "Board of Directors": The Board of Directors of the Company.


     (b) "Code": The Internal Revenue Code of 1986, as amended.


     (c) "Committee": The Stock Option-Stock Purchase Plan Committee of the Board of Directors designated to administer the Plan pursuant to the provisions of Paragraph 5 of the Plan.


     (d) "Common Shares": Shares of the Company's $.01 par value Common Stock.


     (e) "Effective Date": The date on which the Plan shall become effective as set forth in Paragraph 4 of the Plan.


     (f) "Fair Market Value": As applied to a specific date, the mean between the high and low sale price of a Common Share on the over-the-counter market, as reported by NASDAQ on the specific date or, if Common Shares were not traded on such date, on the next preceding date the Common Shares are traded.


     (g) "ISO": An Option, intended to meet the requirements of an "incentive stock option" as defined in Section 422A of the Code or any statutory provision that may replace such Section, and is designated an "incentive stock option" by the Committee.


     (h) "NQSO": An Option not intended to meet the requirements of an ISO and designated a nonqualified stock option by the Committee.


     (i) "Option": Any stock option granted under the Plan from time to time, including both NQSOs and ISOs.


     (j) "Stock Option Agreement": A stock option agreement evidencing an Option in such form as adopted by the Committee pursuant to Paragraph 9 of the Plan.


     (k) "Subsidiary": A "subsidiary corporation" as defined in Section 425 of the Code and shall include any corporations which became a Subsidiary after the Effective Date.


3. Shares Subject to the Plan


     The shares issuable pursuant to the exercise of Options shall be the authorized but unissued or reacquired Common Shares of the Company. Subject to adjustment as provided in Paragraph 10 hereof, the aggregate number of Common Shares which may be issued pursuant to Options granted under the Plan on or after the Effective Date shall not exceed 10,000,000 Common Shares. The number of Common Shares available for grant of Options under the Plan shall be decreased by the sum of the number of Common Shares with respect to which Options have been issued and are then outstanding and the number of Common Shares issued upon exercise of Options, and shall be increased due to the expiration or termination of Options which have not been exercised.
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4. Effective Date and Term of the Plan


     This Plan shall become effective as at January 27, 1987, the date that this Plan was adopted by the Board of Directors of the Company; provided, however, that unless the Plan is approved by a majority of the votes cast at a meeting of the shareholders of the Company by the holders of shares entitled to vote thereon within one year after its adoption by the Board of Directors, all Options granted after the Effective Date and prior to the aforesaid meeting shall terminate in all respects at the time of the aforementioned meeting. Options may be granted under the Plan on or before December 31, 1992.


5. Administration


     The Plan shall be administered by the Committee. The Committee shall consist of not less than three (3) members of the Board of Directors to be appointed by, and to serve at the pleasure of, the Board of Directors. All determinations shall be made by the affirmative vote of a majority of the members of the Committee at a meeting called for such purpose, or reduced to writing and signed by all of the members of the Committee or by a vote of a majority of the Committee at a meeting held by means of conference telephone equipment allowing all members participating in such meeting to hear each other at the same time. Subject to the By-Laws of the Company, and the provisions of this Plan, all decisions made by the Committee in construing the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, shareholders and employees, provided, however, that the Board of Directors may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of the Plan.


6. Granting of Options


     (a) Grants: From time to time, the Committee shall recommend to the Board of Directors from among the key employees of the Company and its Subsidiaries which of such employees (the "Optionees") shall be granted Options under the Plan, the number of Common Shares subject to each Option, whether the Option shall be an ISO or a NQSO, the dates on which the Option is exercisable and any other terms as are applicable to the Option. The Board of Directors shall approve or disapprove all recommendations of the Committee. No employee shall have any right whatsoever to receive any Option except as may be recommended by the Committee and approved by the Board of Directors. The date upon which any Option approved by the Board of Directors shall be deemed granted shall be the date upon which action is taken by the Committee in recommending to the Board of Directors that such Option be granted. In recommending the key employees to whom Options shall be granted, as well as in recommending the number of shares subject to each Option, the Committee shall take into consideration such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan. A director of the Company who is not also a full time employee of the Company shall, nevertheless, be eligible to participate in the Plan.

     (b) Option Price: Subject to any adjustment pursuant to Paragraph 10, the exercise price per Common Share subject to each Option shall be determined solely by the Committee, provided however, that, except as provided in Paragraph 8(b), the exercise price of all ISOs shall not be less than Fair Market Value of a Common Share on the date such ISO is granted.


7. Terms of Options


     (a) Option Period: Each Option shall be exercisable commencing and ending (the "Termination Date") on the dates provided under the terms of the Option unless the Option shall be terminated earlier under the provisions of this Plan. In no event shall an Option be exercisable after the expiration of ten
(10) years from the date the Option was granted.

     (b) Medium and Time of Payment: The exercise price shall be paid in full upon the exercise of an Option, and the Common Shares purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an Optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligations to withhold Federal, state or local income taxes incurred by reason of such exercise. The exercise price shall be payable in cash or by means of the Company's unrestricted
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Common Shares or any combination thereof. Payment in currency or by check, bank draft, cashier's check or money order shall be considered payment in cash. In the event of payment in the Company's unrestricted Common Shares, the Common Shares used in payment of the exercise price shall be valued at the Fair Market Value of such Common Shares as of the date of payment.

     (c) Nontransferability of Options: Each Option, during the Optionee's lifetime, shall be exercisable only by him, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or similar process. In the event of any attempt by an Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of his Option or of any right hereunder, except as provided for herein, or in the event of any levy or attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate his Option by notice to the Optionee and it shall thereupon become null and void.

     (d) General Restrictions: Each Option shall be subject to the requirement that, if at any time the Board of Directors or the Committee shall determine, in its discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee.

     (e) Cessation of Employment of Optionee: If, prior to the Termination Date, the Optionee shall cease to be employed by the Company or a Subsidiary thereof, other than by reason of the death or disability (within the meaning of Section 105(d)(4) of the Code) of the Optionee, each Option shall remain exercisable for a period of three (3) months from the date of cessation of employment to the extent that it was exercisable at the time of cessation of employment, and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised. If, prior to the Termination Date, the Optionee shall cease to be employed by the Company or a Subsidiary thereof by reason of a disability within the meaning of Section 105(d)(4) of the Code, each Option shall remain exercisable for a period of one
(1) year from date of cessation of employment to the extent that it was exercisable at the time of cessation of employment, and thereafter all such Options shall terminate together with all rights hereunder the extent not previously exercised. Notwithstanding the provisions of this Paragraph, however, if the Optionee shall be discharged for cause (which shall be defined as participation in conduct during employment consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Company) each Option to the extent not previously exercised shall terminate at once.

     (f) Death of Optionee: In the event of the death of the Optionee, prior to the Termination Date while employed by the Company or a Subsidiary thereof or while entitled to exercise such Option pursuant to the immediately preceding Paragraph, each Option may be exercised at any time or from time to time prior to the Termination Date, but within one (1) year of the date of his death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent, if any, that the Optionee was entitled to exercise it on the date of his death.


8. Special Rules Applicable to ISOs

     The terms and conditions specified below shall be applicable to all ISOs but not to NQSOs granted under the Plan.

     (a) No individual will be granted an ISO who, at the time the option is granted, owns (directly, or within the meaning of Section 425(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless (a) the exercise price under such Option is at least 110 percent of the Fair Market Value of the Common Shares subject to the Option at the time of the grant and (b) such Option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

     (b) The aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Shares with respect to which ISOs granted after the Effective Date are exercisable for the first time by an Optionee in any calendar year under this or any other stock option plan maintained by the Company and its Subsidiaries, shall not exceed $100,000.
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9. Instrument of Grant

     The terms and conditions of each Option granted under the Plan after the Effective Date shall be set forth in a Stock Option Agreement, which Stock Option Agreement shall be executed by an authorized officer of the Company and the Optionee. The Stock Option Agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee or the Board of Directors.


10. Adjustment Upon Certain Changes in Common Shares

     In the event that (i) the number of outstanding Common Shares shall be changed solely by reason of split-ups, combinations of shares, recapitalizations, or stock dividends (but for no other reasons), or (ii) the Common Shares are converted into or exchanged for other shares as a result of any merger or consolidation (including sale of assets) or other recapitalization, the number of Common Share available for issuance pursuant to Paragraph 3, the number of Common Shares then subject to options theretofore granted under the Plan, and the exercise price per Common Share, shall be proportionately adjusted as determined by the Committee so as to reflect such change. The judgment of the Committee with respect to any matter referred to in this Paragraph shall be conclusive and binding upon each Optionee.


11. Use of Proceeds

     The proceeds derived from the sale of Common Shares subject to Options granted under the Plan shall constitute general funds of the Company and used for its general corporate purposes.


12. Indemnification of Committee

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of an action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such act suit or proceeding, except in relation to matters as to which it shall be adjudged in such act of proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.


13. Amendments and Termination

     (a) The Board of Directors may amend or terminate the Plan, but may not
(i) without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted or (ii) without the approval of the holders of a majority of the Common Shares voting thereon, make any alteration in the Plan, except as provided in Paragraph 10 hereof, which operates:

     (i) to increase the total number of Common Shares which may be issued under the Plan; or

     (ii) to extend the term during which Options may be granted under the Plan; or

     (iii) to permit the exercise of an Option after the date on which such Option would otherwise terminate pursuant to the terms hereof.

     (b) The Committee may, on such terms as the Committee deems desirable and with the consent of the Optionee, amend the terms and conditions of any outstanding Option including, without limitation, the conversion of an Option intended on the date of its grant to qualify as an ISO into a NQSO.


14. Plan Does Not Confer Employment or Stockholder Rights

     The right of the Company or any Subsidiary thereof to terminate (whether by dismissal, discharge, retirement or otherwise) an Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and an Optionee, is specifically reserved. Neither the Optionee or any person
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entitled to exercise his rights in the event of his death shall have any rights of a stockholder with respect to the Common Shares subject to each Option, except to the extent that a certificate for such shares shall have been issued upon the exercise of each Option as provided for herein.


15. Gender and Number

     Except as otherwise indicated by the context, any masculine terminology in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall include the plural.